Exhibit 4.23

PUGET SOUND POWER & LIGHT COMPANY

TO

THE FIRST NATIONAL BANK

OF BOSTON,

                                                                     Trustee.

Sixtieth Supplemental Indenture

Dated as of December 1, 1979

Relating to an issue of First Mortgage Bonds,

12 5/8% Series due 1999

Supplemental to Indenture dated as of

June 2, 1924, as supplemented and modified

(NOT PART OF INDENTURE)

THIS SIXTIETH SUPPLEMENTAL INDENTURE, made as of the first day of December, 1979, by and between PUGET SOUND POWER & LIGHT COMPANY, a corporation duly organized and existing under and by virtue of the laws of the State of Washington (hereinafter sometimes called the “Company”), party of the first part, and THE FIRST NATIONAL BANK OF BOSTON, a national banking association with its principal office at 100 Federal Street, in the city of Boston and Commonwealth of Massachusetts 02110 (successor by merger to OLD COLONY TRUST COMPANY) (hereinafter sometimes called the “Trustee”), as Trustee under the First Mortgage (originally, and before modification thereof by certain supplemental indentures, called “First and Refunding Mortgage”) from PUGET SOUND POWER & LIGHT COMPANY, a Massachusetts corporation (hereinafter sometimes called the “Predecessor Company”), dated as of June 2, 1924 (said Mortgage being hereinafter sometimes called the “Original Mortgage”), as supplemented and modified by all indentures supplemental thereto heretofore executed and delivered, party of the second part;

WITNESSETH: That

WHEREAS, the Predecessor Company did by the Original Mortgage, filed for record in the offices of the Auditors of the Counties of Chelan, Clallam, Cowlitz, Douglas, Grant, Grays Harbor, Island, Jefferson, King, Kitsap, Kittitas, Lewis, Mason, Pacific, Pierce, Skagit, Snohomish, Thurston and Whatcom, all in the State of Washington, and left on file as a chattel mortgage in each of said counties, convey and pledge certain property therein described to Old Colony Trust Company, as Trustee, to be held upon the trusts expressed in the Original Mortgage to equally secure an unlimited authorized amount of mortgage bonds (therein and herein called the “Bonds”) issued or to be issued in one or more series, all as more fully provided in the Original Mortgage; and

WHEREAS, the Predecessor Company, prior to September 1, 1954, had executed and delivered to the Trustee thirty-nine supplemental indentures, supplementing and in certain respects modifying the Original Mortgage and providing for the execution, certification and delivery of Bonds of various series from time to time pursuant thereto (which Original Mortgage, as so supplemented and modified, is therein and herein sometimes called the “First Mortgage”); and

WHEREAS, the Predecessor Company executed and delivered to the Trustee a Fortieth Supplemental Indenture, dated as of September 1, 1954, which Supplemental Indenture is divided into two parts, designated as Part I and Part II, and Part I thereof provided for the establishment and the execution, certification and delivery initially of Twenty-five Million Dollars ($25,000,000) principal amount of a series of Bonds, designated as First Mortgage Bonds, 3 1/2% Series due 1984, and contained certain covenants, restrictions, conditions and provisions affecting, and provided for certain modifications of, the First Mortgage (the First Mortgage, as so supplemented and modified by said Part I, being sometimes in said Fortieth Supplemental Indenture and herein called the “Revised First Mortgage”) and Part II thereof provided for modifications of the Revised First Mortgage as therein set forth, which modifications became effective on October 20, 1955 (The Revised First Mortgage as so modified by Part II of the Fortieth Supplemental Indenture as heretofore, hereby, and hereafter supplemented and modified being sometimes in said Part II and herein called the “Indenture” and references herein to Sections, Articles or other provisions of the Indenture being to the revised or modified provisions thereof as set forth in Part II of the Fortieth Supplemental Indenture); and

WHEREAS, the Predecessor Company has heretofore executed and delivered to the Trustee a Forty-first Supplemental Indenture dated as of December 1, 1954, a Forty-second Supplemental Indenture dated as of July 1, 1957, a Forty-third Supplemental Indenture dated as of May 1, 1958, a Forty-fourth Supplemental Indenture dated as of November 1, 1959, and a Forty-fifth Supplemental Indenture dated as of April 1, 1960, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property, since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, the Company has executed and delivered to the Trustee a Forty-sixth Supplemental Indenture dated as of November 10, 1960, whereby the Company has succeeded to the Predecessor Company with the same effect as if the Company had been named in the Indenture as the mortgagor company and in the Bonds and coupons as the obligor thereon or maker thereof, and the Predecessor Company merged into the Company on November 16, 1960 whereupon the Company acquired all the property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Predecessor Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof; and

WHEREAS, the Company has executed and delivered to the Trustee a Forty-seventh Supplemental Indenture dated as of February 1, 1961, a Forty-eighth Supplemental Indenture dated as of November 1, 1963, a Forty-ninth Supplemental Indenture dated as of May 1, 1964, a Fiftieth Supplemental Indenture dated as of January 1, 1966, a Fifty-first Supplemental Indenture dated as of June 1, 1967, a Fifty-second Supplemental Indenture dated as of February 1, 1969, a Fifty-third Supplemental Indenture dated as of July 1, 1970, a Fifty-fourth Supplemental Indenture dated as of October 1, 1972, a Fifty-fifth Supplemental Indenture dated as of March 1, 1974, a Fifty-sixth Supplemental Indenture dated as of November 1, 1974, a Fifty-seventh Supplemental Indenture dated as of August 1, 1975, a Fifty-eighth Supplemental Indenture dated as of October 1, 1976 and a Fifty-ninth Supplemental Indenture dated as of July 1, 1978, all of which mortgaged, pledged, assigned, conveyed and transferred to the Trustee and subjected to the lien of the Indenture additional property acquired or constructed, and betterments, improvements and additions made to the mortgaged property since the execution and delivery of the Fortieth Supplemental Indenture; and

WHEREAS, all Bonds of any series heretofore executed, authenticated and delivered pursuant to the Original Mortgage, as from time to time supplemented and modified, have been retired and cancelled or payment duly and irrevocably provided for, except the Twenty-five Million Dollars ($25,000,000) principal amount of First Mortgage Bonds, 3 1/2% Series due 1984, the Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 4 1/8% Series due 1988, the Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 5/8% Series due 1991, the Forty Million Dollars ($40,000,000) principal amount of First Mortgage Bonds, 4 5/8% Series due 1993, the Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 3/4% Series due

1994, the Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 5 1/4% Series due 1996, the Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 6 5/8% Series due 1997, the Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 7 1/2% Series due 1999, the Twenty-nine Million Seven Hundred Thousand Dollars ($29,700,000) principal amount of First Mortgage Bonds, 9 1/2% Series due 2000, the Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 7 3/4% Series due 2002, the Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 8 3/4% Series due March 1, 2004, the Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 10 3/4% Series due November 1, 1983, the Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 10.45% Series, due August 1, 1985, the Forty Million Dollars ($40,000,000) principal amount of First Mortgage Bonds, 8 7/8% Series due October 1, 2006 and the Sixty-Five Million Dollars ($65,000,000) principal amount of First Mortgage Bonds, 9 7/8% Series due 2008, which Bonds are now outstanding and constitute the only Bonds of the Company outstanding under the Indenture; and

WHEREAS, effective as of the opening of business on January 4, 1971 The First National Bank of Boston succeeded Old Colony Trust Company as Trustee under the Indenture by reason of the merger of Old Colony Trust Company into The First National Bank of Boston; and

WHEREAS, the Board of Directors of the Company has established a new series of Bonds to be designated First Mortgage Bonds, 12 5/8% Series due 1999 (hereinafter sometimes called “Bonds of the Second 1999 Series”), and has authorized an initial issue of Fifty Million Dollars ($50,000,000) principal amount thereof, and the Company has complied or will comply with all provisions required to issue additional Bonds provided for in the Indenture; and

WHEREAS, the Indenture provides for changing the provisions of the Indenture, the Company proposes to seek to effect a change in the term “minimum provision for depreciation” as defined in the Indenture and the Company desires to provide for obtaining consents of the holders of the Bonds of the Second 1999 Series to such change; and

WHEREAS, the Company desires to execute and deliver this Sixtieth Supplemental Indenture, in accordance with the provisions of the Indenture, for the purposes of (a) further assuring, conveying, mortgaging and assigning unto the Trustee certain additional property acquired by the Company, (b) providing for the creation of a new series of Bonds, designating the series to be created and specifying the form and provisions of the Bonds of such series, and (c) adding to the Indenture other covenants and agreements to be hereafter observed by the Company; and

WHEREAS, all things necessary have been done to authorize the execution, delivery and recording of these presents validly to secure the payment of the principal of, and the premium, if any, and interest on, the initial issue of Fifty Million Dollars ($50,000,000) principal amount of Bonds of the Second 1999 Series, and to make such Bonds, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid and binding legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage for the security of all of the Bonds in accordance with its and their terms;

NOW, THEREFORE, this Sixtieth Supplemental Indenture

WITNESSETH, that, pursuant to and in execution of the powers, authorities and obligations conferred, imposed and reserved in the Indenture, and pursuant to and in execution of every other power, authority and obligation thereto appertaining and/or enabling, in order to secure the payment of the principal of, and the premium, if any, and interest on, the Bonds issued and to be issued under the Indenture, and secured thereby and hereby at any time outstanding according to their tenor and effect, and the performance of all the covenants and conditions therein and herein and in said Bonds contained, and for the purpose of confirming the lien of the Indenture, said Puget Sound Power & Light Company, organized and existing under the laws of the State of Washington, in consideration of the premises and of One Dollar ($1.00) and other good and valuable consideration to it duly paid by the Trustee, at or before the execution and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, conveyed, transferred, assigned, remised, released, mortgaged, set over and confirmed and by these presents does grant, bargain, sell, convey, transfer, assign, remise, release, mortgage, set over and confirm unto The First

National Bank of Boston, as Trustee, and to its successor or successors in the trust created by the Indenture, and to said Trustee and its assigns forever, for the uses and purposes created by the Indenture, all property, real, personal or mixed, including all rights, privileges, easements, licenses and franchises, described in the Indenture and thereby conveyed and mortgaged or intended so to be, including also all such property acquired by the Company since the execution and delivery of the Original Mortgage, which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, and including also all such property as the Company may hereafter acquire which by the terms of the Indenture is subjected or intended to be subjected to the lien thereof, excepting from the foregoing, however, all property included within the foregoing general description, whether now owned or hereafter acquired, which by the provisions of the Indenture is excepted or to be excepted from the conveyance and lien of the Indenture, or which has heretofore been released from the lien of the Indenture or otherwise disposed of by the Company free from the lien of the Indenture in accordance with the provisions thereof:

INCLUDING NEVERTHELESS in the property hereby conveyed and confirmed to the Trustee (without limiting the generality of the foregoing general description of such property and without prejudice to the conveyance and confirmance of all such property by such general description) the following:

All property, real, personal or mixed, together with all buildings or improvements thereon and the appurtenances thereto, located in the State of Washington and described below or conveyed to the Company by the deeds listed on the list of properties and deeds below, to which deeds and the records thereof in the County Auditor’s office of the respective counties in the State of Washington below stated (in all cases where said deeds and/or records are below specified) reference is hereby made for a more particular description of the property hereby conveyed and confirmed to the Trustee and its respective successor or successors and assigns as aforesaid, to wit:

List of Real Estate in the State of Washington Acquired by Puget Sound

Power & Light Company to Date, and Not Heretofore Specifically

Described in Any Prior Supplemental Indenture*

ISLAND COUNTY

					Deed Records
Sec.	Twp.	Range	Description	Deed From	Vol.	Page
11	29	2E

A portion of the Northeast  1/4 of the Southeast  1/4 of the Southwest  1/4 and of the Southeast  1/4 of the Southeast  1/4 of the Southwest  1/4 in Section 11, Township 29 North, Range 2 East W.M., described as follows: Commencing at the Southeast corner of said Southeast  1/4 of the Southeast  1/4 of the Southwest  1 /4 Section 11; thence North 01°57’51” East along the East line thereof, a distance of 658.60 feet to the Southeast corner of said Northeast  1/4 of the Southeast  1/4 of the Southwest  1/4 Section 11; thence South 89°40’32” West along the South line thereof a distance of 356.28 feet to the East line of that certain tract of land conveyed to Puget Sound Power and Light Co. by that deed recorded February 8, 1961, under Auditor’s File No. 134424 records of Island County; thence South 19°31’27” East along said East line; a distance of 68.82 feet to the Southeastern corner thereof; thence South 70°28’33” West along the South line of said tract, a distance of 125.00 feet to the Southwesterly corner thereof and the TRUE POINT OF BEGINNING; thence continuing South 70°28’13” West 46.62 feet to the East line of that certain tract of land conveyed to Western Washington Corporation of Seventh Day Adventist by that deed recorded April 7, 1943 under Auditor’s File No. 57548, records of Island County; thence North 01°55’38” East along said East line 127.49 feet to the Southerly Right of Way margin of Bayview Road formerly known as Secondary State Highway 1-D, being the Northeast corner thereof and being the Northwesterly corner of the said tract conveyed to Puget Sound Power and Light Company; thence leaving said Right of Way margin run South 19°31’27” East along the Southwesterly line of the said tract conveyed to Puget Sound Power and Light Company, 118.66 feet to the TRUE POINT OF BEGINNING.

Situate in the County of Island, State of Washington.

				Whidbey South Corporation, a Washington Corporation	418	726 & 727

JEFFERSON COUNTY

11	29	1W	That portion of the Southwest Quarter of the Southeast Quarter and the Southeast Quarter of Section 11, Township 29 North, Range 1 West, W. M. described as follows:	Jake Graybeal and Betty Graybeal, husband and wife	117	386 & 387

*	All numbers in the column of the following tabulations under the designation “Twp.” indicate townships north of the Willamette Base Line and the letters “E” and “W” in the column under the designation “Range” indicate east and west, respectively, of the Willamette Meridian.

Sec.	Twp.	Range	Description	Deed From

Commencing at the South Quarter Corner of said Section 11; said point being the TRUE POINT OF BEGINNING; thence South 89°25’04” East, along the South line of said Southeast Quarter of Section 11, 460.05 feet, more or less to the center of an unnamed creek; thence North 13°13’17” West along said Creek 335.61 feet; thence continuing along said Creek North, 15°47’14” West, 141.52 feet; thence North 89°30’34” West parallel to the South line of said Section 11, 691.41 feet more or less to the Easterly right of way of County Road; thence South along said Easterly right of way to a point which is 300 feet North of the South line of said Section 11; thence South 89°30’34” East, parallel to the South line of said Section 11, 295.80 feet more or less to the North-South centerline of said Section 11; thence South along said centerline 300.02 feet more or less to the TRUE POINT OF BEGINNING; ALSO being known as Tract 6 of Graybeal Survey.

Situated in Jefferson County, Washington.

SUBJECT TO: Easement affecting a portion of said premises as disclosed by instrument recorded on October 2, 1973, under Auditor’s File No. 220166. Easement for utilities purposes as disclosed by application for Title Insurance over the Northerly 5 feet of said premises. Questions that may arise due to shifting or change of the course of said unnamed creek.

KING COUNTY

					Deed Records Auditor’s File No.
22	25	5E	Lot 5, Beau Cheval, according to the plat recorded in Volume 64 of Plats, page 93, in King County, Washington subject to: Easement delineated on the plat of said addition; Declaration of Covenants recorded under King County Recording No. 5185003; Restrictions contained on the face of said addition; Right of the public to make necessary slopes as dedicated in the plat.	La Rue Miller, as her separate estate	7812120949

26	24	6E

That portion of the south 800.00 feet of the Southwest  1/4 of Section 26, Township 24 North, Range 6 East, W.M., King County, Washington, lying westerly of the Bonneville Power Administration’s Chief Joseph-Covington, No. 1, right-of-way and more particularly described as follows:

Beginning at the southwest corner of said Section 26; thence S 87°29’44” E, along the south line of said Section 26, a distance of 1,486.00 feet, more or less, to the point of intersection with the westerly margin of said Bonneville Power Administration’s right-of-way; thence northeasterly, along said margin, a distance of 808.9 feet, more or less, to the point of intersection

				City of Issaquah, a municipal corporation of the State of Washington	7811300718

Sec.	Twp.	Range	Description	Deed From	Deed Records Auditors File No.
			with a line that is 800.00 feet north of and parallel with the south line of said Section 26; thence N 87°29’44” W, along said parallel line a distance of 880.00 feet; thence in a southwesterly direction, a distance of 996.4 feet, more or less, to a point on the west line of said Section 26 that is 120.00 feet north of the southwest corner of said Section 26; thence south along the said west line, a distance of 120.00 feet to the point of beginning.

1	26	5E	PARCEL A	Sherill L. Raab, a single woman	7804120994

The North 420 feet of the East 290 feet of the West 320 feet of the North half of the Northeast quarter of the Southwest quarter of Section 1, Township 26 North, Range 5 East, W.M., in King County, Washington;

EXCEPT the South 135 feet thereof; and

EXCEPT the North 30 feet thereof for road purposes.

1	26	4E	The West 150 feet of the North 110 feet of the East half of the South half of the Southwest quarter of the Southeast quarter of the Southeast quarter of Section 1, Township 26 North, Range 4 East, W.M., in King County, Washington.	Boyd E. Dewey and Zella B. Dewey, his wife	7902200407

5	25	6E	The South 240 feet of the following described property: The East half of the Northwest quarter of the Southeast quarter of Section 5, Township 25 North, Range 6 East, W.M., in King County, Washington; EXCEPT the West 280 feet thereof, and EXCEPT the South 30 feet and the East 30 feet thereof.	David Alan Ault and Teri Elaine Ault, husband and wife	7907120635

KITSAP COUNTY

					Auditor’s File No.

3	26	1E	That portion of the Northeast 1/4 of the Southeast 1/4, Section 3, Township 26 North, Range 1 East, W.M., in Kitsap County, Washington, lying west of State Highway No. 21 and east of county road; EXCEPT county roads; AND EXCEPT that portion thereof conveyed to Puget Sound Power & Light Company, being more particularly described as follows: Beginning at a point where the south line of said Northeast 1/4 of the Southeast 1/4 intersects the west margin of State Highway No. 21; thence in a northerly direction along said west margin a distance of 200 feet to the true point of beginning; thence continuing along said west margin 600 feet; thence west parallel with the south line of said Northeast 1/4 of the Southeast 1/4 400 feet, more or less, to the east margin of existing county road; thence southerly along said east margin to a point on a line parallel with and 200 feet north, as measured along the west margin of State Highway No. 21, from the south line of said Northeast 1/4 of the Southeast 1/4; thence east along said line to the point of beginning.	Norkitsa Associates, a Washington limited partnership, acting by and through H. Joel Watkins and Howard C. Armstrong, its general partners	7909140039

Sec.	Twp.	Range	Description	Deed From	Deed Records Auditors File No.
22	25	2E

That portion of the north 279.18 feet of the northeast quarter of the northeast quarter lying west of the west margin of State Highway 21A and easterly of the easterly margin of Sportsman Club Road, section 22, Township 25 North, range 2 East, W.M., in Kitsap County, Washington; (Said property being designated as Lot A-1 of Short Plat No. 1658 recorded October 20, 1978 under auditor’s file No. 7810200139.)

SUBJECT TO: Kitsap County Ordinance No. 53. Easement for poleline right-of-way granted to the Pacific Telephone and Telegraph Company, under auditor’s file No. 364914. Terms of document recorded under auditor’s file No. 589334.

				Richard C. Brown and Luella F. Brown, his wife	7812270011

SKAGIT COUNTY

					Deed Records
					Vol.	Page

24	35	3E	That portion of the Northwest 1/4 of the Northwest 1/4 of Section 24, Township 35 North, Range 3 East W.M., being more particularly described as follows: Commencing at the Northwest corner of said Section 24; thence South 5°36’00” East along the West line of the Northwest 1/4 of said Section 24, a distance of 127.00 feet; thence South 89°55’00” East parallel with the North line of the Northwest 1/4 of said Section 24 a distance of 134.25 feet to a concrete monument, said monument being the Northeast corner of the Burlington Edison School District No. 100 Tract shown on Record of Survey filed December 10, 1973 in Book 1 of Surveys, at page 25, records of Skagit County, Washington; thence South 33°33’45” East parallel with the centerline of the State Highway known as Chuckanut Drive, along the East line of said school tract a distance of 13.68 feet to the true point of beginning; thence continue along the East line of said school tract South 33°33’45” East a distance of 90.78 feet; thence continue along the East line of said school tract South 55°21’45” East a distance of 98.00 feet to the intersection with a point on the Westerly margin of the old Pacific Northwest Traction Company right of way, said point being 130.00 feet Southwesterly (as measured at right angles) from the centerline of the State Highway known as Chuckanut Drive; thence North 33°33’45” West along the Westerly margin of said Pacific Northwest Traction Company right of way a distance of 157.54 feet to a point which bears South 89°55.00” East a distance of 43.72 feet from the true point of beginning; thence North 89°55’00” West a distance of 43.72 feet to the true point of beginning, Said property includes a portion of Tract “A” of Short Plat No. 110-78, approved February 23, 1979 and recorded under Auditor’s File No. 7903200016, in Vol. 3 of Short Plats, page 86, records of Skagit County, Situate in the County of Skagit, State of Washington.	Bernard M. Foster and Florence Foster, husband and wife	356	692

Sec.	Twp.	Range	Description	Deed From	Deed Records
					Vol.	Page
24	35	3E

That portion of the Northwest  1/4 of the Northwest  1/4 of Section 24, Township 35 North, Range 3 East W.M., being more particularly described as follows: Commencing at the Northwest corner of said Section 24; thence South 5°36’00” East along the West line of the Northwest  1/4 of said Section 24, a distance of 127.00 feet; thence South 89°55’00” East parallel with the North line of the Northwest  1/4 of said Section 24, a distance of 30.15 feet to a concrete monument on the East margin of the Avon-Allen Road, said monument being the Northwest corner of the Burlington-Edison School District No. 100 Tract, shown on Record of Survey filed December 10, 1973 in Book 1 of Surveys, at page 25, records of Skagit County, Washington, and the true point of beginning for this description; thence South 89°55’00” East parallel with the North line of the Northwest  1/4 of said Section 24, along the North line of said School Tract a distance of 104.10 feet to a concrete monument, said monument being the Northeast corner of said School Tract; thence South 33°33’45” East parallel with the centerline of the State Highway known as Chuckanut Drive, along the East line of said School Tract a distance of 104.45 feet to an existing iron pipe; thence continue along the East line of said School Tract South 55°21’45” East a distance of 98.00 feet to an existing iron pipe, said pipe being the intersection with a point on the Westerly margin of the Old Pacific Northwest Traction Company right of way, which is 130.00 feet Southwesterly (as measured at right angles) from the centerline of said Chuckanut Drive; thence continue along the East line of said school property, parallel with the centerline of said Chuckanut Drive, South 33°33’45” East a distance of 127.99 feet to an existing iron pipe; thence North 89°55’00” West parallel with the North line of said Northwest  1 /4 of Section 24, a distance of 288.81 feet to the intersection with the East margin of Avon-Allen Road, which bears South 5°36’00” East a distance of 250.31 feet from the true point of beginning; thence North 5°36’00” West along the East margin of Avon-Allen Road a distance of 250.31 feet to the true point of beginning. Said property includes a portion of Tract “A” of Short Plat No. 110-78, approved February 23, 1979 and recorded under Auditor’s File No. 7903200016, in Volume 3 of Short Plats, page 86, records of Skagit County, Washington.

Situate in the County of Skagit, State of Washington.

				Burlington-Edison School District No. 100	356	682

THURSTON COUNTY

4	18	2W	The Southerly 200 feet of the Easterly 240 feet of that part of French Donation Claim No. 66, Township 18 North, Range 2 West, W.M., lying Northerly of the North Line of Kaiser Road and Westerly of the West line of Cooper Point Road, said North and West lines lying parallel to said North line of Kaiser Road and West of Cooper Point Road. Subject to Easement, under file No. 508421, to Puget Sound Power and Light Company.	Campbell Land Company, a Washington Corporation	948	429

Sec.	Twp.	Range	Description	Deed From	Deed Records
					Vol.	Page
32	18	2W

Parcel #2 of Short Subdivision #0949 described as follows: That part of the North half of the North half of the Southeast quarter of the Northwest quarter of Section 32, Township 18 North, Range 2 West, W.M., lying Southerly of a 40 foot wide county right of way known as Sapp Road. EXCEPT that part lying Westerly of a straight line, the point of beginning of which is on the Southerly margin of Sapp Road. South 89°54’27” West 740.44 feet from the intersection of the Southerly right of way line of Sapp Road with the East line of the Southeast quarter of the Northwest quarter of Section 32; and the terminus of which is on the South line of the North half of the North half of the Southeast quarter of the Northwest quarter of said Section 32, North 88°10’57” West 739 feet from the Southeast corner thereof; ALSO EXCEPT the East 300 feet thereof. ALSO EXCEPT the North 10 feet for county road known as Sapp Road.

Subject to Declaration of Short Subdivision and covenants of record.

				Jack A. Palmer and Eloise E. Palmer, husband and wife	945	219

6	17	1E

Parcel #3 of Short Subdivision #1048 described as follows:

Beginning at the Southwest corner of Parcel A-2 as recorded in Volume 8 of Surveys, page 26, records of Thurston County, Washington; thence North 28°05’42” East along the Easterly margin of Meridian Road 408.24 feet; thence South 61°54’18” East 310.00 feet; thence South 28°05’42” West 238.60 feet to the Northerly margin of Olympia-Yelm Highway; thence South 89°24’24” West along said margin 353.38 feet to the point of beginning; TOGETHER WITH AND SUBJECT TO an easement for ingress, egress and utility purposes described as follows:

Beginning at a point on the Easterly margin of Meridian Road South 28°05’42” West 195.00 feet from the Northwest corner of said Parcel A-2; thence South 61°54’18” East 247.57 feet to a point on a curve to the right, the radius point of which bears South 42°26’02” East 45.00 feet; thence along said curve to the right 252.16 feet; thence North 61°54’18” West 247.57 feet to the Easterly margin of Meridian Road; thence North 28°05’42” East along said margin 30.00 feet to the point of beginning.

In Thurston County, Washington.

Subject to Declaration of Short Subdivision and Covenants under file no. 1060772.

Subject to right granted to Thurston County to make slopes on property abutting Olympia-Yelm Road by deed dated August 9, 1966, under file No. 786679.

Subject to easements and conditions of record.

				Lyle Anderson Associates, Inc. a Washington Corporation	958	576 & 577

Sec.	Twp.	Range	Description	Deed From	Deed Records
					Vol.	Page
36	18	1W

That part of the William S. Parson’s Donation Claim No. 38, Township 18 North, Range 1 West, W.M., described as the south 200 feet of the east 240 feet of the Southwest quarter of the northwest quarter of Section 36; EXCEPTING therefrom county roads known as Mullen Road and Marvin Road.

SUBJECT TO Easement for right of way for pole line with right to erect and maintain poles with necessary wires and fixtures, and to keep same free from foliage, with right at all times of access to said right of way for purpose of repairs, etc. made by I. R. Afflerbaugh and Dora B. Afflerbaugh, his wife, to Patterson-St. Clair Lakes Mutual Telephone Company, dated April, 1933 and recorded in Volume 170 of Deeds, Page 22. Said easement conveyed to The Pacific Telephone and Telegraph Company by deed dated December 12, 1941 and recorded in Volume 170 of Deeds, Page 19.

				Douglas Menezes and Ellen Men ezes, formerly known as Ellen Brewer, husband and wife	956	673

33	17	2E	That part of the Southwest quarter of the Northwest quarter, and of the Northwest quarter of the Southwest quarter in Section 33, Township 17 North, Range 2 East, W.M., described as follows: Beginning at the Northwest corner of Tract 2 of Rice’s Irrigated Tracts as recorded in Volume 9 of Plats at page 35, records of Thurston County, Washington; running thence Northwesterly along the Southerly line of county road known as Bald Hill Road 303 feet to the true point of beginning; thence S 18°38’W to the Northerly line of tract conveyed to Hugh Blake and wife by deed dated September 23, 1946 and recorded in Volume 211 of Deeds at page 589, records of said county; thence N 69°20”W along said Northerly line 165.10 feet to the intersection of a line extending S 18°38’W from a point bearing N 71°22”W 165.00 feet distant of the true point of beginning; thence N 18°E to said Southerly line of county road; and thence Southeasterly along said Southerly line to the true point of beginning.	Lois A. Stewart, a widow	872	524

21	19	1W	That part of the northwest quarter of Section 21, Township 19 North, Range 1 West, W.M.; delineated as Lot 4 on survey recorded January 16, 1978 in Volume 7 of Surveys, page 162 under File No. 1023937.	Robert D. Warren and Patsy E. Warren, his wife, and Marcus Terry Adams and Arlene Adams, his wife, and Francis M. Camus and Faughn Camus, his wife	865	552

5	18	1W	That part of the southwest quarter of the southwest quarter of the southeast quarter of Section 5, Township 18 North, Range 1 West, W.M. described as follows: Beginning at the southwest corner of said southeast quarter; thence S 89°12’47”E along the south line thereof 662.29 feet to the southeast corner of said southwest quarter of southwest quarter of southeast quarter; thence N 0°22’09”E along the east line of said subdivision a distance of 597.30 feet; thence N 89°14’26”W 661.92 feet to the west line of said southeast quarter of Section 5, thence S 0°24’19” W 596.98 feet to the point of beginning. EXCEPTING therefrom the west 30 feet for county road known as Sleater Kinney Road and EXCEPTING ALSO county road known as Pleasant Glade Road along the southerly boundary.	Francis M. Smith and Marguerite K. Smith, his wife	874	469

Sec.	Twp.	Range	Description	Deed From	Deed Records
					Vol.	Page
5	16	2W

That part of the West half of the Southwest quarter of Section 5, Township 16 North, Range 2 West, W.M., described as follows:

Beginning at a point on the Southwesterly line of State Highway, South 64°31’20” East 72.22 feet from the Northwest corner of tract conveyed by State of Washington to LeRoy Gunstone and wife, by deed dated October 2, 1973, and recorded under File No. 900297; running thence South 64°31’20” East along said Southwesterly line at highway 280.4 feet; thence South 25°28’40” West 200 feet, North 64°31’20” West 187.71 feet; North 16°44’26” East 80.91 feet and North 8°20’20” West 144.47 feet to the point of beginning.

In Thurston County, Washington.

Subject to easement of record under file no. 801973.

Restrictions contained in deed from the State of Washington, recorded under File No. 900297, as follows:

The grantees, their heirs, personal representatives, successors in interest and assigns, as a part of the consideration hereof, do hereby covenant and agree, as a covenant running with the land, that in the event facilities are constructed, maintained, or otherwise operated on the said property described in this deed, for the accommodation of the traveling public or business users of any Federal-aid highway (such as eating, sleeping, rest, recreation, and vehicle servicing), they will not discriminate on the grounds of race, color, or national origin against such traveling public or highway users in their access to and use of the facilities and services so constructed, maintained, or otherwise operated, and that the grantees shall maintain and operate such facilities and services in compliance with all other requirements imposed pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary of Transportation, Part 21 (49 C. F. R. Part 21), and as said Regulations may be amended.

				Security Land Corporation, a Washington Corporation	960	378 & 379

26	19	1W	The North 200 feet of the West 230 feet of the Southwest quarter of the Northwest quarter of Section 26, Township 19 North, Range I West, W.M., EXCEPTING THEREFROM county road known as Marvin Road along the West boundary.	Marvin Road-297, a Washington Limited Partnership	959	311

WHATCOM COUNTY

14	38	2E	The West 210’ of the following described property: Lots 1, 2 and 3, Block 1, “Bennett Hill, Supplemental,” Whatcom County, Washington, as per the map thereof, recorded in Book 7 of Plats, page 24, in the Auditor’s office of said county and state. ALSO part of Lots 8 and 9, Block 6, “Plat of Bennett Hill,” Whatcom County, Washington, as per the map thereof, recorded in Book 7 of Plats, pages 38 and 39, in the Auditor’s office of said county and state, described as follows, to-wit”	Jim Hoy, as his separate property, d/b/a Jim Hoy Company	484	159

Sec.	Twp.	Range	Description	Deed From	Deed Records
					Vol.	Page

BEGINNING at the point of intersection of the Easterly line of Bennett Avenue and the Southeasterly line of Hanlon Road; thence Southerly, along the Easterly line of Bennett Avenue to the point of beginning of curve No. 2 as shown on the “Plat of Bennett Hill,”; thence Northeasterly along said curve No. 2 to the end of the curve as shown on the plat; thence Northeasterly, in a straight line to the point of beginning of curve No. 3 as shown on the plat; thence Northeasterly along the said curve No. 3 to the Southerly line of Hanlon Road; thence Westerly, along the Southerly line of Hanlon Road to the point of beginning.

AND TOGETHER WITH that portion of vacated Bennett Ave. abutting the above described tracts.

SUBJECT TO: Exception and Reservations as contained in Deeds of record under A. F. Nos. 892390 and 892391 and Agreement of record under A. F. No. 1105077.

8	39	3E

The S. 218 feet of the W. 200 feet of the following described parcel: That portion of the Southwest quarter of the Southwest quarter of Section 8, Township 39 North, Range 2 East, W. M., described as follows; BEGINNING at the intersection of the West line of said Section with the North line of the Aldergrove County Road; thence South 87°36’45” East 668.07 feet; thence North 02°26’45” East 1301.65 feet; thence South 87°25’30” East 626 feet, more or less, to the Westerly line of the Burlington Northern Inc. (formerly Great Northern Railroad) railroad right of way, as said right of way existed prior to May 19, 1958; thence South 02°26’45” West, along said Westerly line, 799.49 feet to the true point of beginning; thence North 87°36’45” West 300.00 feet; thence South 02°26’45” West 500 feet, more or less, to the North line of said Aldergrove Road; thence South 87°36’45” East 300 feet, more or less, to said Westerly railroad right of way line; thence North 02°26’45” East, along said Westerly line, 500 feet, more or less, to the true point of beginning.

EXCEPT that portion conveyed to Great Northern Railroad by deed recorded under Whatcom County Auditor’s File No. 902115. This deed has been re-recorded for the purpose of correcting the legal description.

				Frank J. Spring and Carol S. Spring, his wife, and Sigurd Olson and Charlotte Olson, his wife, each as to an undivided 1/4 interest	481	08

15	38	3E	The North 220 feet of the South 230 feet of the West 200 feet of the following described parcel of land: Tract of land situate in the Northwest quarter of the Southwest quarter of the Southeast quarter of Section 15, Township 38 North, Range 3 East W.M., described as follows: Beginning at the point of intersection of the North line of county road No. 757 (Hillsdale Road) and the East line of County Road No. 488 (Britton Road), as now located; thence North along the said East line of	Jack R. Laird and D’Linda K. Laird, husband and wife	455	303

Sec.	Twp.	Range	Description	Deed From	Deed Records
					Vol.	Page
			Road No. 458 a distance of 345 feet; thence East on a line parallel to the said North line of Road No. 757 to a point on the East line of the Northwest quarter of the Southwest quarter of the Southeast quarter of said Section 15, which is 345 feet North of the North line of Road No. 757; thence South along said East line of subdivision 345 feet to a point on the North line of Road No. 757; thence West along the North line of Road No. 757 to the point of beginning. Subject to easement of transmission line.

25	38	2E	That portion of Block 120, “New Whatcom Tidelands,” lying Southwesterly of a line parallel with and 50 feet distant from the Southwesterly margin of Roeder Avenue; TOGETHER WITH the Northeasterly half of vacated Chestnut Street abutting and the Northwesterly half of vacated “E” Street abutting. Subject to easement for sewer, light and other utilities reserved in Ordinance No. 8464, covering vacated portion only.	Leslie T. Savitch and Gabrielle Savitch, husband and wife, individually and as Trustees	453	504

33	40	3E	Tract 1 as delineated on Wagner Short Plat, recorded under Whatcom County Recording No. 1285382, being a portion of the South 1/2 of the Southwest 1/4 A of the Northwest 1/4 of Section 33, Township 40 North, Range 3 E, W.M. Reservation contained on the face of the plat as follows: Lot 1 for electric substation, no dwellings are permitted.	Ralph E. Wagner and Sarah Wagner, husband and wife	423	680

TO HAVE AND TO HOLD all and singular the said property, rights, privileges, easements, licenses and franchises and also all other property and interest of any kind and of every nature that, by virtue of any provision hereof or of the Indenture or otherwise, has or shall hereafter become subject to the Indenture, to the Trustee, its successor or successors and assigns, forever;

BUT IN TRUST NEVERTHELESS, for the equal and proportionate benefit and security (except as otherwise expressly provided) of all present and future holders of the Bonds and interest obligations issued and to be issued under and secured by the Indenture, and to secure the payment of such Bonds and the interest thereon, in accordance with the provisions of said Bonds and of the Indenture, without priority or distinction as to lien or otherwise of any Bonds over any other Bonds so that, except as otherwise expressly provided, the principal of, and the premium, if any, and interest on, every such Bond shall be equally and proportionately secured by the Indenture, as if all said Bonds had been issued, sold and delivered for value simultaneously with the execution of the Original Mortgage, and to secure the performance of and compliance with the covenants and conditions of the Indenture, pursuant to and under and subject to the provisions and conditions and for the uses hereinafter and in the Indenture set forth; it being hereby agreed as follows, to wit:

ARTICLE ONE.

BONDS OF THE SECOND 1999 SERIES AND CERTAIN

PROVISIONS RELATING THERETO.

SECTION 1.01. A. Terms of Bonds of the Second 1999 Series. There shall be hereby established a series of Bonds, known as and entitled “First Mortgage Bonds, 12 5/8% Series due 1999” (herein referred to as the “Bonds of the Second 1999 Series”). The aggregate principal amount of the Bonds of the Second 1999 Series shall not be limited, except as provided in Section 3.01 and in Article Five of the Indenture, and hereafter as may be provided in any indenture supplemental thereto.

The definitive Bonds of the Second 1999 Series shall be issued only as registered Bonds without coupons of the denomination of $1,000 or any multiple thereof, numbered R1 upwards.

December 1, 1979 shall be the date of the commencement of the first interest period for Bonds of the Second 1999 Series. All Bonds of the Second 1999 Series shall mature December 1, 1999 and shall bear interest at the rate of 12 5/ 8% per annum until the payment of the principal thereof, such interest to be payable semi-annually on June 1 and December 1 in each year commencing June 1, 1980. The principal of, and the premium, if any, and interest on, the Bonds of the Second 1999 Series will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. Principal of and premium, if any, on Bonds of the Second 1999 Series will be payable at the principal corporate trust office in the City of Boston, Massachusetts, of the Trustee, except that, in case of the redemption as a whole at any time of Bonds of the Second 1999 Series then outstanding, the Company may designate in the redemption notice other offices or agencies, at which, at the option of the holders, Bonds of the Second 1999 Series may be surrendered for redemption and payment. Except as hereinbefore provided, interest on Bonds of the Second 1999 Series shall be payable at the principal corporate trust office in the City of Boston, Massachusetts, of the Trustee, in each case to the holder of record on the record date as hereinbelow defined. Interest on the Bonds of the Second 1999 Series may be paid by checks to the order of the persons entitled thereto, mailed to their addresses as they appear on the registry books of the Company.

The definitive Bonds of the Second 1999 Series may be issued in the form of Bonds engraved, printed or lithographed on steel engraved borders.

Notwithstanding any provision in the Indenture to the contrary, each Bond of the Second 1999 Series shall be dated the date of the authentication thereof by the Trustee, and shall bear interest on the principal amount thereof from the interest payment date next preceding the date thereof to which interest has been paid on the Bonds of the Second 1999 Series, or if the date thereof is prior to May 16, 1980, then from December 1, 1979, or if the date thereof be an interest payment date to which interest is being paid or a date between the record date for any such an interest payment date and such interest payment date, then from such interest payment date; provided, however, that if there shall be an existing default in the payment of interest on Bonds of the Second 1999 Series then, unless moneys sufficient for the payment of interest on the next interest payment date shall have been deposited with the Trustee, Bonds authenticated between the record date and payment date shall bear interest from the next preceding date to which interest has been paid on the Bonds of the Second 1999 Series, or if no interest has been paid, from December 1, 1979.

Notwithstanding any provision in the Indenture to the contrary, the person in whose name any Bond of the Second 1999 Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond of the Second 1999 Series upon any transfer or exchange thereof (including any exchange incident to a partial redemption thereof) subsequent to the record date and prior to such interest payment date, except that, if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, then the registered holders of Bonds of the Second 1999 Series on such record date shall have no further right to or claim in respect of such defaulted interest as such registered holders on such record date, and the persons entitled to receive payment of any defaulted interest thereafter payable or paid on any Bonds of the Second 1999 Series shall be the registered holders of such Bonds of the Second 1999 Series on the record date for payment of such defaulted interest. The term “record date” as used in this Section 1.01, and in the form of the Bonds of the Second 1999 Series, with respect to any interest payment date applicable to the Bonds of the Second 1999 Series, shall mean the close of business on the May 15 next preceding a June 1 interest payment date or the November 15 next preceding a December 1 interest payment date, as the case may be (or the preceding business day if a holiday or other day on which the office of the Trustee is closed), or such record date established for defaulted interest as hereinafter provided.

In case of failure by the Company to pay any interest when due the claim for such interest shall be deemed to have been transferred by transfer of any Bond of the Second 1999 Series registered on the books of the Company and the Company, by not less than 10 days written notice to bondholders, may fix a subsequent record date, not more than 30 days or less than five days prior to the date fixed for the payment of such interest, for determination of holders entitled to payment of such interest. Such provision for establishment of a subsequent record date, however, shall in no way affect the rights of bondholders or of the Trustee consequent on any default.

As permitted by the provisions of Section 3.10 of the Indenture and upon payment at the option of the Company of a sum sufficient to reimburse it for any stamp tax or other governmental charge as provided in Section

3.11 of the Indenture, Bonds of the Second 1999 Series may be exchanged for other registered Bonds of the Second 1999 Series of different authorized denominations of like aggregate principal amount. Notwithstanding the provisions of Section 3.11 of the Indenture, no further sum, other than the sum sufficient to reimburse the Company for such stamp taxes or other governmental charges, shall be required to be paid upon any exchange of Bonds of the Second 1999 Series or upon any transfer thereof.

The Trustee hereunder shall, by virtue of its office as such Trustee, be the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the Second 1999 Series. Notwithstanding any provision in the Indenture to the contrary, neither the Company nor the Trustee shall be required to make transfers or exchanges of Bonds of the Second 1999 Series for a period of fifteen days next preceding any designation of Bonds of the Second 1999 Series to be redeemed and neither the Company nor the Trustee shall be required to make transfers or exchanges of any bonds designated in whole for redemption or that part of any bond designated in part for redemption.

B. Form of Bonds of the Second 1999 Series. The Bonds of the Second 1999 Series, and the Trustee’s authentication certificate to be executed on the Bonds of said series, shall be in substantially the following forms, respectively:

[FORM OF FACE OF BOND OF THE SECOND 1999 SERIES]

No. R	$

PUGET SOUND POWER & LIGHT COMPANY

INCORPORATED UNDER THE LAWS OF THE STATE OF WASHINGTON

FIRST MORTGAGE BOND, 12 5/8% SERIES DUE 1999

DUE DECEMBER 1, 1999

PUGET SOUND POWER & LIGHT COMPANY, a corporation organized and existing under the laws of Washington (hereinafter called the “Company”, which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to                          or registered assigns, the sum

of                              Dollars on December 1, 1999, or earlier as hereinafter provided, and to pay interest hereon from the interest payment date next preceding the date hereof to which interest has been paid on the bonds of this series, or if the date hereof is prior to May 16, 1980 then from December 1, 1979, or if the date hereof is an interest payment date to which interest is being paid or a date between the record date for any such an interest payment date and such interest payment date, then from such interest payment date, at the rate per annum specified in the title of this bond, payable semi-annually on the first days of June and December in each year until payment of the principal hereof; provided, however, that if there shall be an existing default in the payment of interest on bonds of this series then, unless moneys sufficient for the payment of interest on the next interest payment date shall have been deposited with the Trustee, bonds authenticated between the record date and payment date shall bear interest from the next preceding date to which interest has been paid on the bonds of this series, or if no interest has been paid, from December 1, 1979.

The interest so payable upon any June 1 or December 1 will, subject to certain exceptions described on the reverse hereof, be paid to the person in whose name this bond is registered at the close of business on the May 15 preceding such June 1 or the November 15 preceding such December 1, as the case may be (or the preceding business day if a holiday or other day on which the office of the Trustee is closed).

Both principal and interest of this bond (and premium, if any) are to be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the principal corporate trust office of The First National Bank of Boston, Boston, Massachusetts, or of its successor in trust, except that, in case of the redemption as a whole at any time of the bonds of this series then outstanding, the Company may designate in the redemption notice other offices or agencies at which, at the option of the holder, this bond may be surrendered for redemption and payment. Interest on this bond may be paid by check to the order of the person entitled to payment thereof, mailed to such person’s address as it appears on the registry books of the Company.

This bond shall not become obligatory for any purpose or be entitled to any security or benefit under said Indenture until the authentication certificate hereon shall have been signed by the Trustee.

The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, PUGET SOUND POWER & LIGHT COMPANY has caused these presents to be executed in its corporate name and behalf by the facsimile of the signature of its President or one of its Vice Presidents and by the facsimile of the signature of its Treasurer or an Assistant Treasurer or its Secretary, thereunto duly authorized, and its corporate seal or a facsimile thereof to be hereto affixed.

PUGET SOUND POWER & LIGHT COMPANY,
Dated:

By
President

And by
Treasurer

[FORM OF REVERSE OF BOND OF THE SECOND 1999 SERIES]

PUGET SOUND POWER & LIGHT COMPANY

FIRST MORTGAGE BOND, 12 5/8% SERIES DUE 1999

DUE DECEMBER 1, 1999

This bond is one of the bonds, of the above designated series, of an unlimited authorized amount of bonds of the Company known as First Mortgage Bonds, all issued or to be issued in one or more series under and secured by a First Mortgage dated as of June 2, 1924, executed and delivered by the Company to Old Colony Trust Company (The First National Bank of Boston, successor by merger) as Trustee, as supplemented and/or modified by indentures supplemental thereto, including particularly the Fortieth Supplemental Indenture, dated as of September 1, 1954, in Part II of which are set forth the revised provisions of said First Mortgage as theretofore and then supplemented and modified, and the Sixtieth Supplemental Indenture dated as of December 1, 1979, relating among other things, to the bonds of the above designated series, and by all other instruments supplemental thereto (herein sometimes called the “Indenture”), reference to each and all of which is hereby made for a description of the property mortgaged and pledged as security for said bonds, the rights and remedies of the holder of this bond in regard thereto, and the terms and conditions upon which bonds may be issued.

The bonds of this series are issuable solely as registered bonds without coupons in denominations of $1,000 and any multiple of $1,000.

This bond is to be treated as negotiable, subject to the requirements for registration hereinbelow provided, and all persons are invited by the Company and the holder hereof for the time being to act accordingly. The principal and interest hereby secured will be paid without regard to any equities between the Company and the original or any intermediate holder hereof.

As provided in the Sixtieth Supplemental Indenture, the holder of this bond, by his acceptance hereof, hereby consents, and all other holders of the bonds of the above designated series, by their acceptance thereof, shall thereby consent, for the purpose and within the meaning of Section 18.02 of the Indenture, to a modification of the Indenture to redefine the term “minimum provision for depreciation” by deducting from operating revenues the cost of fuel used in the generation of electricity. This modification shall become effective without any further approval or consent of the holder of this bond when a further supplemental indenture has been executed with the requisite consents of the holders of the bonds of each other series then outstanding or when bonds of all series prior to this series have ceased to be outstanding.

The bonds of this series are subject to redemption prior to maturity as a whole at any time or in part from time to time (a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Regular Redemption Price” (provided, however, that such right of redemption prior to December 1, 1984 shall be limited as provided in the Sixtieth Supplemental Indenture), (b) for the depreciation fund provided for in the Indenture, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Regular Redemption Price,” and (c) for the sinking and improvement fund for the bonds of this series and by the application of proceeds of certain property subject to the lien thereof as provided in the Indenture, upon payment of the applicable percentage of the called principal amount thereof during the respective periods set forth in the tabulation below under the heading “Special Redemption Price”:

Twelve Months’ Period Beginning December 1	Regular Redemption Price %	Special Redemption Price %
1979	112.63	100.00
1980	111.97	100.00
1981	111.30	100.00
1982	110.64	100.00
1983	109.97	100.00
1984	109.31	100.00
1985	108.64	100.00
1986	107.98	100.00
1987	107.31	100.00
1988	106.65	100.00
1989	105.98	100.00
1990	105.32	100.00
1991	104.66	100.00
1992	103.99	100.00
1993	103.33	100.00
1994	102.66	100.00
1995	102.00	100.00
1996	101.33	100.00
1997	100.67	100.00
1998	100.00	100.00

together in any case with interest accrued thereon to the date fixed for redemption, upon prior notice given by first class mail, postage prepaid, as provided in the Sixtieth Supplemental Indenture to holders of record of each bond affected not less than thirty days nor more than ninety days prior to the redemption date and subject to all other conditions and provisions of the Indenture.

If this bond or any portion hereof ($1,000 or any multiple thereof) is duly designated for redemption, if payment of the principal hereof or of such portion, together with accrued interest, and premium, if any, is irrevocably provided for, and if notice of such redemption shall have been duly given, this bond or such portion shall cease to be entitled to the lien of the Indenture from and after the date such payment is irrevocably so provided for and shall cease to bear interest from and after the date fixed for redemption.

In the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made at the option of the registered owner, either (a) upon presentation of this bond for notation hereon of such payment of the portion of the principal of this bond so called for redemption, or (b) upon surrender of this bond in exchange for a bond or bonds (of authorized denominations of the same series) for the unredeemed balance of the principal amount of this bond. In the event of the redemption of this bond in whole, payment of the redemption price will be made only upon surrender of this bond.

The Indenture provides that (1) the Company and the Trustee, with the consent of the holders of not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding (determined as provided in the Indenture) including, if more than one series of bonds shall be at the time outstanding, not less than sixty-six and two-thirds per cent in principal amount of the bonds at the time outstanding of each series affected, may effect, by an indenture supplemental to the Indenture, further modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the

Indenture, or alter the equal and proportionate security afforded by the lien of the Indenture for the bonds issued thereunder, or (c) reduce the number or percentage of the principal amount of the bonds upon the consent of the holders of which modifications or alterations may be made as aforesaid or defaults may be waived; and (2) the holders of like percentages of the principal amount of the bonds outstanding and of each such series thereof may waive certain uncured past defaults and the consequences thereof.

In certain events of default, the principal of this bond may be declared due and payable before maturity as provided in said Indenture.

This bond is transferable by the registered owner hereof in person or by his duly authorized attorney, on books of the Company kept for the purpose, at the principal corporate trust office of the Trustee upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident thereto, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.

The registered owner of this bond at his option may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of registered bonds of the same series but of other authorized denominations, upon payment, if the Company shall so require, of a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident thereto and subject to the terms and conditions set forth in said Indenture.

Neither the Company nor the Trustee shall be required to make transfers or exchanges of bonds of this series for a period of fifteen days next preceding any designation of bonds of said series to be redeemed, and neither the Company nor the Trustee shall be required to make transfers or exchanges of any bonds designated in whole for redemption or that part of any bond designated in part for redemption.

The Sixtieth Supplemental Indenture provides that in the event of any default in payment of the interest due on any interest payment date, such interest shall not be payable to the holder of the bond on the original record date but shall be paid to the registered holder of such bond on the subsequent record date established for payment of such defaulted interest.

It is a part of the contract herein contained that each holder hereof waives all right of recourse to any personal, statutory or other liability of any promoter, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation for the collection of any indebtedness hereunder as more fully provided in said Indenture.

[FORM OF ASSIGNMENT]

For value received the undersigned hereby sells, assigns, and transfers

Please Insert Social Security or Other Identifying Number of Assignee

unto		the within bond,

and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said bond on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within bond in every particular, without alteration or enlargement or any change whatever.

[FORM OF TRUSTEE’S AUTHENTICATION CERTIFICATE]

This is one of the bonds, of the series designated therein, described in the within mentioned Indenture.

THE FIRST NATIONAL BANK OF BOSTON,
Trustee,

By
Authorized Officer

SECTION 1.02. Redemption Provisions for Bonds of the Second 1999 Series. The Bonds of the Second 1999 Series shall be subject to redemption prior to maturity as a whole at any time or in part from time to time,

(a) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Regular Redemption Price” in the tabulation in the form of the Bonds of the Second 1999 Series set forth in Section 1.01 hereof; provided, however, that no redemption shall be made prior to December 1, 1984, directly or indirectly as a part of, or in anticipation of, any refunding operation involving the incurring of indebtedness by the Company if such indebtedness has an effective interest cost to the Company (calculated after adjustment, in accordance with generally accepted financial practice, for any premium received or discount granted in connection with the indebtedness being incurred in such refunding operation) of less than the effective interest cost to the Company of the Bonds of the Second 1999 Series; or

(b) at the option of the Company, upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Regular Redemption Price” in the tabulation in the form of the Bonds of the Second 1999 Series set forth in Section 1.01 hereof through the application of cash deposited with the Trustee for the depreciation fund provided for in Section 1.04 hereof; or

(c) upon payment of the applicable percentage of the called principal amount thereof set forth under the heading “Special Redemption Price” in the tabulation in the form of the Bonds of the Second 1999 Series set forth in Section 1.01 hereof

(i) through the application of cash deposited with the Trustee for the sinking and improvement fund for the Bonds of said series provided for in Section 1.03 hereof, or

(ii) for use as a basis for credit, as provided in said Section 1.03, against the sinking and improvement fund payment for the Bonds of said series due not more than 12 months subsequent to the date fixed for such redemption, or

(iii) through the application of any trust moneys representing the proceeds of property taken, recaptured or sold in any transaction to which the provisions of Section 7.04 of the Indenture are applicable, together in any case with interest accrued thereon to the date fixed for redemption, upon not less than thirty days nor more than ninety days notice given by first class mail, postage prepaid, to the holder of record at the date of such notice of each Bond of the Second 1999 Series affected, at his address as shown on the Bond register. Such notice shall be sufficiently given if deposited in the United States mail within such period. Neither the failure to mail such notice, nor any defect in any notice so mailed to any holder, shall affect the sufficiency of such notice with respect to other holders. The foregoing provision with respect to notice shall be subject to all other conditions and provisions of the Indenture not inconsistent herewith.

SECTION 1.03. Sinking and Improvement Fund for Bonds of the Second 1999 Series. As a sinking and improvement fund for the benefit of the holders of the Bonds of the Second 1999 Series, the Company covenants that it will, subject to the provisions in this Section hereinafter set forth, on or before November 30 in each year, beginning with November 30, 1985 and continuing to and including November 30, 1998, pay to the Trustee in cash an amount equal to the excess, if any, of $3,300,000 over the sum of the credits shown by the annual certificate hereinafter in this Section provided for.

The payments and the dates upon which payments are required for the sinking and improvement fund as above provided are in this Section 1.03 and in the annual certificate hereinafter provided for referred to as “mandatory sinking and improvement fund payments” and “sinking and improvement fund payment dates,” respectively.

The Company may, at its option, in addition to the mandatory sinking and improvement fund payments required by this Section 1.03, pay to the Trustee in cash on any sinking and improvement fund payment date an additional amount (an “optional sinking and improvement fund payment”) up to but not exceeding $3,300,000. The right to make any such optional sinking and improvement fund payment shall be non-cumulative so that the failure to exercise such right in any year, in whole or in part, shall not entitle the Company to increase the aggregate principal amount of Bonds of the Second 1999 Series which may be redeemed on any subsequent sinking and improvement fund payment date. The exercise by the Company of its option set forth in this paragraph shall not reduce or otherwise affect its obligation to make any mandatory sinking and improvement fund payment.

The Company shall file with the Trustee at least 45 days preceding any sinking and improvement fund payment date an officers’ certificate (herein referred to as an “annual sinking and improvement fund certificate”), substantially in the following form:

“PUGET SOUND POWER & LIGHT COMPANY

FIRST MORTGAGE DATED AS OF JUNE 2, 1924

AS SUPPLEMENTED AND MODIFIED

ANNUAL SINKING AND IMPROVEMENT FUND CERTIFICATE

(Bonds of the Second 1999 Series)

The undersigned, one of whom is an accountant, in compliance with the provisions for a sinking and improvement fund contained in Section 1.03 of the Sixtieth Supplemental Indenture to the above mentioned Mortgage, do hereby certify as follows:

1. The amount of the mandatory sinking and improvement fund payment due on November 30, 19 (here there should be specified the November 30 next succeeding the date of filing of the certificate) computed as provided in Section 1.03 of said Supplemental Indenture (but before deduction of credits) is

$

2. The credits, if any, which the Company elects to take against said sinking and improvement fund payment are as follows:

(i) Bonds of the Second 1999 Series delivered or to be delivered to the Trustee concurrently herewith, or not later than the date specified in Item 1 above, of a principal amount equal to

$
(Here specify Bonds delivered or to be delivered.)

(ii) Bonds of the Second 1999 Series (or Bond credits therefor) which have been redeemed not more than 12 months preceding the date specified in Item 1 above, at the Special Redemption Price provided for in, and pursuant to the provisions of, subparagraph (ii) of Clause (c) of Section 1.02 of the Sixtieth Supplemental Indenture, of a principal amount equal to

$
(Here specify Bonds redeemed or Bond credits therefor.)

(iii) Bonds of the Second 1999 Series (or Bond credits therefor) redeemed at any time prior to the date specified in Item 1 above at the Regular Redemption Price provided for in Clause (a) of Section 1.02 of the Sixtieth Supplemental Indenture, of a principal amount equal to

$
(Here specify Bonds redeemed or Bond credits therefor.)

Total credits pursuant to Item 2	$

3. (To be included only if credit is taken pursuant to Clause (i) of Item 2.) All Bonds delivered or to be delivered to the Trustee as stated in Clause (i) of Item 2 above have been bona fide issued and delivered to persons other than affiliates of the Company, and have been reacquired by the Company.

4. (This statement need be included only if credit is taken pursuant to Item 2.) None of the Bonds or Bond credits which are made the basis of a credit pursuant to Clauses (i), (ii) and (iii) of Item 2 above has been funded, or, if funded, they have become unfunded pursuant to the provisions of the last two paragraphs of Section 1.35 of the Fortieth Supplemental Indenture, or such Bonds or Bond credits have been reinstated as provided in Section Four of Article II of Part I of said Fortieth Supplemental Indenture, or in Section 2.03 of said Fortieth Supplemental Indenture.

5. The balance, if any, of the above mentioned mandatory sinking and improvement fund payment to be paid by the Company in cash, namely, the amount set forth in Item 1 hereof, minus the total credits set forth in Item 2 hereof, is

$

6. The principal amount of Bonds of the Second 1999 Series which the Company elects to redeem by application of cash deposited upon exercise of its optional

sinking and improvement fund redemption right on the date specified in Item 1 is	$

7. The amount of the above-mentioned sinking and improvement fund payments to be paid by the Company in cash, namely, the amount set forth in Item 5 hereof, plus the amount set forth in Item 6 hereof, is

$
[Here insert statements as to compliance with conditions precedent as required by Section 2.04 of the Fortieth Supplemental Indenture.]

Dated:

Vice President

Treasurer of PUGET SOUND POWER & LIGHT COMPANY”

All Bonds of the Second 1999 Series delivered to the Trustee and credited against any mandatory sinking and improvement fund payment and all Bonds of the Second 1999 Series redeemed by operation of the sinking and improvement fund or the redemption of which has been made the basis of a credit against any mandatory sinking and improvement fund payment or Bond credits therefor, shall be deemed to be thereupon funded, but only so long as any Bonds of the Second 1999 Series are outstanding. All Bonds of the Second 1999 Series so delivered or redeemed shall, if not previously cancelled, be forthwith cancelled by the Trustee.

Forthwith after the filing of the annual sinking and improvement fund certificate preceding each sinking and improvement fund payment date on which the Company will, as shown by said certificate, make to the Trustee a payment in cash for the sinking and improvement fund, the Trustee shall proceed to select for redemption, in the manner provided in Article Ten of the Indenture, a principal amount of Bonds of the Second 1999 Series equal to the amount of such cash payment and, in the name of the Company, shall give notice as required by the provisions of Section 1.02 hereof and Article Ten of the Indenture of the redemption for the sinking and improvement fund, at the Special Redemption Price, on the then next ensuing December 1, of the Bonds so selected. On or before the sinking and improvement fund payment date next preceding such December 1, the Company shall pay to the Trustee the cash payment required by this Section, plus the amount of all interest accrued, if any, and premium, if any, payable on Bonds of the Second 1999 Series to be redeemed by the application of such cash payment, and the money so paid shall be applied by the Trustee to the redemption of such Bonds. The Company shall also deliver to the Trustee with the filing of any annual sinking and improvement fund certificate, or not later than the next succeeding sinking and improvement fund payment date, any Bonds of the Second 1999 Series specified in said Clause (i) of Item 2 in such certificate.

All cash paid to the Trustee pursuant to the provisions of this Section shall be held by the Trustee as security for the payment of the called Bonds of the Second 1999 Series until applied as herein provided.

The Company, upon request of the Trustee from time to time, will pay to the Trustee an amount equal to the cost of giving notice of redemption of Bonds of the Second 1999 Series for such fund and any other expense of operation of such fund, the intention being that such fund shall not be charged for such expenses.

SECTION 1.04. Depreciation Fund. Notwithstanding the provisions of Section Six of Article II of Part I of the Fortieth Supplemental Indenture, the Company hereby covenants that, so long as any of the Bonds of the Second 1999 Series shall remain outstanding, (a) the covenants made by the Company in Section Four of Article II of Part I of the Fortieth Supplemental Indenture shall continue in full force and effect and (b) Bonds delivered, redeemed or purchased pursuant to said Section Four and any amount of unfunded Bond credits used as a credit in Item 7 of any depreciation fund certificate shall be deemed to be funded, unless and until the same shall have been reinstated as provided in said Section Four or in Section 2.03 of the Indenture.

SECTION 1.05. Restriction on Payment of Dividends on Common Stock. Notwithstanding the provisions of Section 1.08 of the Forty-fourth Supplemental Indenture, the Company hereby covenants that the covenants made by the Company in Section 1.05 of the Forty-fourth Supplemental Indenture shall continue in full force and effect so long as any of the Bonds of the Second 1999 Series shall remain outstanding.

SECTION 1.06. Minimum Provision for Depreciation. The Company hereby covenants that the term “minimum provision for depreciation” shall have the meaning specified in Section 1.32 of the Indenture until the modification set forth in Article Four hereof shall have become effective, whereupon the term “minimum provision for depreciation” shall have the meaning specified in Section 4.01 hereof.

SECTION 1.07. Duration of Effectiveness of Article One. This Article shall be in force and effect only so long as any of the Bonds of the Second 1999 Series are outstanding.

ARTICLE TWO.

PRINCIPAL AMOUNT PRESENTLY TO BE OUTSTANDING.

SECTION 2.01. The total aggregate principal amount of First Mortgage Bonds of the Company issued and outstanding and presently to be issued and outstanding under the provisions of and secured by the Indenture will be Four Hundred Eighty-nine Million Seven Hundred Thousand Dollars ($489,700,000), namely, Twenty-five Million Dollars ($25,000,000) principal amount of First Mortgage Bonds, 3 1/2% Series due 1984, Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 4 1/8% Series due 1988, Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 5/8% Series due 1991, Forty Million Dollars ($40,000,000) principal amount of First Mortgage Bonds, 4 5/8% Series due 1993, Fifteen Million Dollars ($15,000,000) principal amount of First Mortgage Bonds, 4 3/4% Series due 1994, Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 5 1/4% Series due 1996, Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 6 5/8% Series due 1997, Twenty Million Dollars ($20,000,000) principal amount of First Mortgage Bonds, 7 1/2% Series due 1999, Twenty-nine Million Seven Hundred Thousand Dollars ($29,700,000) principal amount of First Mortgage Bonds, 9 1/2% Series due 2000, Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 7 3/4% Series due 2002, Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 8 3/4% Series due March 1, 2004, Thirty Million Dollars ($30,000,000) principal amount of First Mortgage Bonds, 10 3/4% Series due November 1, 1983, Thirty Million

Dollars ($30,000,000) principal amount of First Mortgage Bonds, 10.45% Series due August 1, 1985, Forty Million Dollars ($40,000,000) principal amount of First Mortgage Bonds, 8 7/8% Series due 2006, Sixty-five Million Dollars ($65,000,000) principal amount of First Mortgage Bonds, 9 7/8% Series due 2008 now issued and outstanding and Fifty Million Dollars ($50,000,000) principal amount of First Mortgage Bonds, 12 5/8% Series due 1999 to be authenticated and delivered pursuant to Section 2.02 of this Sixtieth Supplemental Indenture. Additional Bonds of the 1983 Series, the 1984 Series, the 1985 Series, the 1988 Series, the 1991 Series, the 1993 Series, the 1994 Series, the 1996 Series, the 1997 Series, the 1999 Series, the 2000 Series, the 2002 Series, the 2004 Series, the 2006 Series, the 2008 Series, the Second 1999 Series, and of any other series established after the execution and delivery of this Sixtieth Supplemental Indenture may from time to time be authenticated, delivered and issued pursuant to the terms of the Indenture and indentures supplemental thereto.

SECTION 2.02. Bonds of the Second 1999 Series in the aggregate principal amount of Fifty Million Dollars ($50,000,000) may forthwith, upon the execution and delivery of this Sixtieth Supplemental Indenture, or from time to time thereafter, and upon compliance by the Company with the provisions of Article Five of the Indenture, be executed by the Company and delivered to the Trustee and shall thereupon be authenticated and delivered by the Trustee to or upon the written order of the Company.

ARTICLE THREE.

MISCELLANEOUS.

SECTION 3.01. This Sixtieth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and shall form a part thereof, and the Indenture, as hereby supplemented and modified, is hereby confirmed. Except to the extent inconsistent with the express terms hereof, all of the provisions, terms, covenants and conditions of the Indenture shall be applicable to the Bonds of the Second 1999 Series to the same extent as if specifically set forth herein. All terms used in this Sixtieth Supplemental Indenture shall be taken to have the same meaning as in the Indenture, except in cases where the context herein clearly indicates otherwise.

SECTION 3.02. All recitals in this Sixtieth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

SECTION 3.03. The Company covenants that it is lawfully seized and possessed of all the trust estate at the date of the execution of this Sixtieth Supplemental Indenture except as in the Indenture otherwise stated or permitted; that on said date the trust estate is free and clear from all liens and encumbrances other than permitted encumbrances, except as in the Indenture otherwise stated or permitted; that the Company will warrant and forever defend the trust estate and the title thereto to the Trustee against the claims of all persons whomsoever except as in the Indenture otherwise stated or permitted; that it will maintain and preserve the lien of the Indenture, as a first mortgage lien, except as in the Indenture otherwise stated or permitted, so long as any of the Bonds issued under the Indenture are outstanding; and that it has good right and lawful authority to subject said property to the lien of the Indenture, as provided in and by the Indenture.

SECTION 3.04. This Sixtieth Supplemental Indenture may be executed in several counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

SECTION 3.05. Although this Sixtieth Supplemental Indenture is dated for convenience and for the purpose of reference as of December 1, 1979, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.

ARTICLE FOUR.

MODIFICATION OF THE INDENTURE

SECTION 4.01. Each holder of any of the Bonds of the Second 1999 Series, by his acceptance thereof, shall thereby consent, for the purpose and within the meaning and intent of Section 18.02 of the Indenture, that Section 1.32 of the Indenture shall be modified (effective at the time provided in Section 4.02 hereof) to read as follows:

“So long as there are outstanding any Bonds of the 1984 Series or any Bonds of any other series subsequently authenticated and delivered hereunder as to which it is so provided in the supplemental indenture establishing said Bonds or modifying this Indenture, the term “minimum provision for depreciation” for each calendar year (or monthly fractions thereof) in the period being computed, shall mean an amount by which 15% of the gross operating revenues of the Company derived from the operation of its utility property subject to the lien of the Indenture (after deducting from such operating revenues (a) an amount equal to the cost of electricity purchased, including any standby or service charges or similar charges for electricity and net cost of electricity interchanged, (b) all rentals and lease payments, and (c) the cost of fuel used in the generation of electricity during such period to the extent such cost is included or reflected in operating expense accounts of the Company) exceeds the charges for maintenance, repairs and renewals of such mortgaged utility property included or which should be included in operating expenses pursuant to sound accounting practice.”

SECTION 4.02. The modification of the Indenture set forth in Section 4.01 hereof shall become effective without any further approval or consent of the holders of any Bonds of the Second 1999 Series (a) when a further supplemental indenture making it effective shall have been executed with the consent of the holders of not less than 66 2/3% in principal amount of the Bonds of all series, including the holders of not less than 66 2/3% in principal amount of the Bonds of each other series at the time outstanding or (b) when all Bonds of all series prior to the Second 1999 Series have ceased to be outstanding.

IN WITNESS WHEREOF, Puget Sound Power & Light Company, has caused this Sixtieth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents or its Treasurer and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, and The First National Bank of Boston in token of its acceptance of the trust hereby created has caused this Sixtieth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents, and its corporate seal to be hereunto affixed and attested by one of its Assistant Vice Presidents, its Cashier or one of its Assistant Cashiers, all on November 29 and 30, 1979, but as of the day and year first above written.

PUGET SOUND POWER & LIGHT COMPANY

By	/s/ J. H. King
Vice President

Attest:	/s/ W. E. Watson
Secretary

CORPORATE SEAL

THE FIRST NATIONAL BANK OF BOSTON

	By	SIGNATURE ILLEGIBLE
Vice President

Attest: SIGNATURE ILLEGIBLE	ASSISTANT CASHIER

CORPORATE SEAL

STATE OF WASHINGTON	}	ss.:
COUNTY OF KING

J. H. KING and W. E. WATSON, being duly sworn each for himself on oath deposes and says that he, the said J. H. KING, is and at the time of the execution of the foregoing Supplemental Indenture was a Vice President of PUGET SOUND POWER & LIGHT COMPANY, a corporation and the mortgagor therein named, and the same person who as Vice President executed said Supplemental Indenture in behalf of said corporation; and that he, the said W. E. WATSON, is and at the time of the execution of said Supplemental Indenture was Secretary of said corporation, the said mortgagor, and the same person who as such Secretary attested such Supplemental Indenture on behalf of said corporation; and that the said Supplemental Indenture is made in good faith and without any design to hinder, or delay or defraud creditors or any creditor of said corporation.

SUBSCRIBED AND SWORN TO before me this November 30, 1979

Notary Public in and for the State of Washington. Residing at Seattle

NOTARIAL SEAL

STATE OF WASHINGTON	}	ss.:
COUNTY OF KING

On this November 30, 1979 before me personally appeared J. H. KING and W. E. WATSON, to me known to be a Vice President and the Secretary, respectively, of PUGET SOUND POWER & LIGHT COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

Notary Public in and for the State of Washington. Residing at Seattle

NOTARIAL SEAL

COMMONWEALTH OF MASSACHUSETTS,	}	ss.:
COUNTRY OF SUFFOLK

On this NOV 29 1979, before me personally appeared                          and             , to me known to be a Vice President and              respectively, of THE FIRST NATIONAL BANK OF BOSTON, one of the corporations that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to and did in the name and on behalf of said corporation execute and attest said instrument, and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year first above written.

Notary Public in and for the Commonwealth of Massachusetts.
My commission expires

NOTARIAL SEAL

TO COUNTY AUDITOR:

This instrument is a mixed real and chattel mortgage. Record and index as a real estate mortgage.

TO DEPARTMENT OF LICENSING:

This instrument is a mixed real and chattel mortgage. File and index pursuant to RCW 62A.9-302(5).

THE FIRST NATIONAL BANK OF BOSTON, TRUSTEE